UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Offerpad Solutions Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Offerpad

2025

SPECIAL MEETING OF STOCKHOLDERS PROXY STATEMENT

Offerpad Solutions Inc. Special Meeting Proxy Statement	LET

June 27, 2025

To Fellow Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Offerpad Solutions Inc. at 9:00 a.m. Pacific Time, on Wednesday, July 30, 2025. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and proxy statement on the following pages, which were first sent to stockholders on or about June 27, 2025, describe the matters to be presented at the Special Meeting. Please see the section called “Who can attend the Special Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Special Meeting online, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Special Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Brian Bair

Chief Executive Officer and Chairman of the Board

TOC	Offerpad Solutions Inc. Special Meeting Proxy Statement

Proposal 2: Approval of an Adjournment of the Special Meeting	19

EXECUTIVE AND DIRECTOR COMPENSATION DISCUSSION AND ANALYSIS	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48

STOCKHOLDERS’ PROPOSALS	50

OTHER MATTERS	50

SOLICITATION OF PROXIES	50

APPENDIX A Amendment to Offerpad Solutions, Inc. 2021 Incentive Award Plan	A-52

Offerpad Solutions Inc. Special Meeting Proxy Statement	(i)

OFFERPAD SOLUTIONS INC.

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85281

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, JULY 30, 2025

The Special Meeting of Stockholders (the “Special Meeting”) of Offerpad Solutions Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Pacific Time on Wednesday, July 30, 2025.

Special Meeting will be held at 9:00 a.m. Pacific Time on Wednesday, July 30, 2025.	The Special Meeting will be a completely virtual meeting, conducted via live webcast.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2025SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting will be held for the following purposes:

●

To approve an amendment to the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of the Company’s Class A common stock available for issuance thereunder (the “Plan Amendment Proposal”); and

●	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal.

Pursuant to our Amended and Restated Bylaws, no business may be transacted at the Special Meeting other than the business specified in this Notice of Special Meeting of Stockholders.

Holders of record of our Class A common stock as of the close of business on June 20, 2025, are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement provided at the Special Meeting or in any other manner permitted by the Delaware General Corporation Law.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Adam Martinez

Chief Legal Officer and Secretary

Tempe, Arizona

June 27, 2025

(II)	Offerpad Solutions Inc. Special Meeting Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Special Meeting of Stockholders

Date:	Wednesday, July 30, 2025
Time:	9:00 a.m. Pacific Time
Virtual Meeting:	This Special Meeting is a virtual stockholders meeting to be held at www.virtualshareholdermeeting.com/OPAD2025SM.
Record Date:	June 20, 2025
Voting:	Stockholders as of the record date are entitled to vote. Each outstanding share of Class A Common Stock is entitled to one vote on all matters presented at the Special Meeting.

Proposals and Voting Recommendations

	Board Recommendation	Page

Amendment of the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of the Company’s Class A Common Stock available for issuance thereunder (the “Plan Amendment Proposal”)	FOR	8

Adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal	FOR	19

Voting Methods

YOU CAN VOTE IN ONE OF FOUR WAYS:

Visit www.proxyvote.com to vote VIA THE INTERNET

Call 1-800-690-6903 to vote BY TELEPHONE

If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote BY MAIL

You may also vote ONLINE during the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/OPAD2025SM and following the instructions. If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

To reduce our administrative and postage costs and the environmental impact of the Special Meeting, we encourage stockholders to vote prior to the meeting via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 29, 2025. Stockholders may revoke their proxies at the times and in the manner described on page 5 of this proxy statement.

You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials to join the Special Meeting and to vote during the Special Meeting.

Offerpad Solutions Inc. Special Meeting Proxy Statement	1

OFFERPAD SOLUTIONS INC.

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85286

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Offerpad Solutions Inc. of proxies to be voted at our Special Meeting of Stockholders to be held on Wednesday, July 30, 2025 (the “Special Meeting”), at 9:00 a.m., Pacific Time, and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2025SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. In this proxy statement, “Offerpad”, “Company”, “we”, “us”, and “our” refer to Offerpad Solutions Inc.

Holders of record of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) as of the close of business on June 20, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 27,710,358 shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

This proxy statement will be released on or about June 27, 2025 to our stockholders as of the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JULY 30, 2025

This proxy statement is available at http://www.proxyvote.com

2	Offerpad Solutions Inc. Special Meeting Proxy Statement

Proposals

At the Special Meeting, our stockholders will be asked:

●

To approve an amendment to the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of the Company’s Class A Common Stock available for issuance thereunder (the “Plan Amendment Proposal”); and

●	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal.

Pursuant to our Amended and Restated Bylaws (the “Bylaws”), no business may be transacted at the Special Meeting other than the business specified in this Notice of Special Meeting of Stockholders.

Recommendations of the Board

The Board of Directors (the “Board” or “Board of Directors”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the amendment of the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of the Company’s Class A Common Stock available for issuance thereunder; and

●	FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal.

If any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Offerpad Solutions Inc. Special Meeting Proxy Statement	3

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Offerpad’s Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

4	Offerpad Solutions Inc. Special Meeting Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2025 SPECIAL MEETING OF

STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is June 20, 2025. You are entitled to vote at the Special Meeting only if you were a holder of record of Class A Common Stock at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of Class A Common Stock is entitled to one vote on all matters presented at the Special Meeting. At the close of business on the Record Date, there were 27,710,358 shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Special Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting online or by proxy, of the holders of a majority in voting power of the Class A Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Special Meeting?

Offerpad has decided to hold this Special Meeting entirely online. You may attend the Special Meeting online only if you are an Offerpad stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. You may attend and participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/OPAD2025SM. To attend and participate in the Special Meeting, you will need the 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the Chairperson of the Special Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy of the outstanding shares of Class A Common Stock entitled to vote thereon.

Offerpad Solutions Inc. Special Meeting Proxy Statement	5

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

by INTERNET	by TELEPHONE	by MAIL	ELECTRONICALLY at the MEETING

You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or	If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on July 29, 2025. To participate in the Special Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Special Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of Offerpad prior to the Special Meeting; or

●	by voting online at the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.

6	Offerpad Solutions Inc. Special Meeting Proxy Statement

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Special Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of the Company will act as inspector of election. A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Special Meeting?

Pursuant to our Bylaws, no business may be transacted at the Special Meeting other than the business specified in this Notice of Special Meeting of Stockholders.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Special Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OPAD2025SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.

What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OPAD2025SM.

Will there be a question and answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the business to be conducted at the meeting. Only stockholders that have accessed the Special Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Special Meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than one question. Questions should be succinct. We will not address questions regarding the Company’s business during the Q&A session.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (or as a “Guest”) by following the procedures outlined above in “Who can attend the Special Meeting?”.

Offerpad Solutions Inc. Special Meeting Proxy Statement	7

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes

Proposal 1:

Approval of an Amendment to the Company’s 2021 Incentive Award Plan to, among other things, Increase the Number of Shares of the Company’s Class A Common Stock Available for Issuance Thereunder

	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 2: Approval of an Adjournment of the Special Meeting to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of Proposal 1	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is an “abstention” and how will abstentions be treated?

An “abstention,” in the case of either of the proposals before the Special Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (a) has not received voting instructions from the beneficial owner and (b) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the Plan Amendment Proposal and the approval of an adjournment of the Special meeting to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Special Meeting.

8	Offerpad Solutions Inc. Special Meeting Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 1: Approval of an Amendment to the Company’s 2021 Incentive Award Plan to, Among Other Things, Increase the Number of Shares of the Company’s Class A Common Stock Available for Issuance Thereunder

INTRODUCTION

We are requesting that our shareholders approve an amendment to the Offerpad Solutions Inc. 2021 Incentive Award Plan. The Offerpad Solutions Inc. 2021 Incentive Award Plan, as in effect prior to the Amendment Effective Date, is referred to herein as the “Existing Plan.” On June 17, 2025 (the “Amendment Effective Date”), our Board adopted an amendment to the Existing Plan which increases the aggregate number of shares reserved for issuance under the Existing Plan by 2,721,500 shares (the “Amendment”).

The Amendment became effective upon the Amendment Effective Date, but is subject to stockholder approval at this Special Meeting.

Also on the Amendment Effective Date, the Compensation Committee has approved grants to four of our employees, including certain of our named executive officers, of awards of restricted stock units (“RSUs”) covering 2,203,125 shares of our Class A Common Stock, which RSUs will be granted out of the share reserve increase pursuant to the Amendment on the date on which we file a Registration Statement on Form S-8 with respect to the share reserve increase pursuant to the Amendment. These RSUs will be subject to stockholder approval of the Amendment, and are referred to in this Proposal 1 as the “Contingent Awards.” Each Contingent Award will vest with respect to one-third of the RSUs underlying the award on each of the first three anniversaries of the applicable vesting commencement date, subject to continued employment or service.

If the Amendment is not approved by our stockholders within 12 months following the Amendment Effective Date, all of the Contingent Awards will automatically be forfeited, the Amendment will cease to be effective and the Existing Plan (as in effect prior to the adoption of the Amendment on the Amendment Effective Date), will continue in full force and effect. The Board recommends that you vote “FOR” the approval of the Amendment.

Within this Proposal 1, we refer to the Existing Plan, as amended by the Amendment, as the “Amended Plan.”

OVERVIEW OF PROPOSED AMENDMENTS

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of May 31, 2025, a total of 2,619,035 shares of our Class A Common Stock were reserved under the Existing Plan, the aggregate number of shares of Class A Common Stock subject to awards under the Existing Plan was 1,222,479 and a total of 1,396,556 shares of Class A Common Stock remained available under the Existing Plan for future issuance.

In addition, the Existing Plan contains an “evergreen provision” that allows for an annual increase in the number of shares reserved for issuance under the Existing Plan on January 1 of each year during the ten-year term of the Existing Plan. The annual increase in the number of shares under the Existing Plan is equal to the lesser of (i) a number of shares of Class A Common Stock such that the aggregate number of shares available for grant under the Existing Plan immediately following such increase will be equal to 5% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board. The automatic increases pursuant to the evergreen provision of the Existing Plan that have occurred prior to May 31, 2025, are included in the total number of shares reserved for issuance under the Existing Plan set forth above.

For purposes of the Existing Plan, the calculation of “fully-diluted shares” includes (i) outstanding shares of preferred stock, Class A Common Stock, Class B Common Stock and Class C Common Stock, (ii) shares subject to outstanding compensatory equity awards (with stock options calculated on a “net exercise” basis, and performance-based awards calculated at the “target” level of achievement) and (iii) shares subject to other outstanding equity securities and the conversion of all convertible securities into shares of Class A Common Stock.

Offerpad Solutions Inc. Special Meeting Proxy Statement	9

Pursuant to the Amendment, an additional 2,721,500 shares will be reserved for issuance under the Amended Plan, of which an aggregate of 2,203,125 shares will be subject to the Contingent Awards. In addition, the evergreen provision described above will remain in effect. Under the Amended Plan, the evergreen provision will allow for an annual increase in the number of shares reserved for issuance under the Amended Plan on January 1 of each year through and including January 1, 2031.

In addition, the Amendment implements certain other immaterial amendments to the Existing Plan.

WHY STOCKHOLDERS SHOULD VOTE TO APPROVE THE AMENDMENT

The Existing Plan was adopted and approved by our stockholders in connection with our business combination in 2021. The Existing Plan and the Amended and Restated 2016 Stock Option and Grant Plan (the “2016 Plan”) are the only equity-based incentive plans maintained by the Company. We are asking our stockholders to approve the Amendment because we believe the availability of an adequate reserve of shares under the Existing Plan is an integral part of our compensation program, as well as our continued growth and success. In addition, the additional shares to be added to the share reserve under the Existing Plan pursuant to the Amendment will help ensure we can attract and retain the talent necessary to enable this continued growth and success. If the Amendment is not approved, we believe the foregoing goals will be adversely affected.

●

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. In addition, by providing equity-based incentives, we further enhance the ownership mindset of our executives and employees, and directly align executives’ and employees’ interests with those of our shareholders (as the value of the equity-based incentives are tied directly to our stock price performance). The Existing Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the Amended Plan, our Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our stockholders and promote a focus on long-term value creation.

●

The Existing Plan Will No Longer Have Shares Available for Grant. The shares available for future grant under the Existing Plan will be inadequate to meet our equity needs for 2025, and we will not be able to continue to issue equity to our current employees, consultants and non-employee directors unless our stockholders approve the Amendment. In order for the Company to continue to grant equity compensation with a value consistent with historic grant practices, additional shares are required. As such, in determining to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards in future years.

●

Increased Cash Compensation Would Affect Our Operations. While the Company could increase cash compensation if it is unable to grant equity compensation, the Company anticipates that it will have difficulty attracting, retaining and motivating its employees, consultants and directors if it is unable to grant equity awards to them. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business.

●

We Manage Our Equity Incentive Award Use Carefully. We manage our long-term stockholder dilution and share usage and expense by limiting the number of equity awards granted annually. We expect that the Amendment will help cover equity-based incentive awards for the remainder of 2025 and help bridge to the next evergreen increase. Our Compensation Committee carefully monitors our equity share usage to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, non-employee directors and consultants.

10	Offerpad Solutions Inc. Special Meeting Proxy Statement

INFORMATION ON EQUITY COMPENSATION PLANS AS OF MAY 31, 2025

The information included in this proxy statement is updated by the following information regarding all existing equity compensation plans as of May 31, 2025.

Number of Shares

Options outstanding(1)	776,594

Weighted average exercise price of outstanding options	$10.66

Weighted average remaining term of outstanding options	2.06 years

Total number of shares subject to full-value awards outstanding(2)	871,629

Total number of shares available for grant(3)	1,396,556

Total number of shares of Common Stock outstanding	27,543,087

(1)	Includes stock options.

(2)	Includes time-based RSUs. As of May 31, 2025, no additional performance-based RSUs (“PSUs”) remained outstanding.

Does not include those long-term incentive awards granted to certain employees under the Existing Plan (“LTIP Awards”), all or a portion of which may become earned based on the price of the Company’s Class A Common Stock at the end of the three-year performance period ending June 12, 2027 as compared with applicable price per share goals. The number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards will be determined based on the amount by which our per share stock price exceeds the applicable goal during the performance period. As such, the aggregate number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards is not yet determinable. Based on the price of the Company’s Class A Common Stock through May 31, 2025, none of the price per share goals would have been exceeded had the performance period completed as of May 31, 2025, and as a result, no shares are reported in this table for LTIP Awards.

In addition, following May 31, 2025, but prior to filing this proxy statement, an additional 1,187,800 RSUs were granted or authorized for grant out of the remaining shares available under the Existing Plan (the “June RSU Awards”).

(3)

Provides total number of shares available for grant under the Existing Plan. The Existing Plan is the only equity plan under which we may currently grant new equity awards. This row does not include (i) our 2016 Plan, since no additional awards may be granted under the 2016 Plan; (ii) our 2021 Employee Stock Purchase Plan, which is a tax-qualified stock purchase plan; or (iii) possible future increases to the share reserve under the “evergreen provision” of the Existing Plan.

Following May 31, 2025, but prior to filing this proxy statement, the June RSU Awards were granted or approved for grant out of the remaining share reserve under the Existing Plan, prior to the Amendment. After taking into account the June RSU Awards, and shares that were forfeited back into the Existing Plan since May 31, 2025, a total of 244,392 shares remain available for future issuance under the Existing Plan.

BACKGROUND OF DETERMINATION OF SHARES UNDER THE AMENDMENT

As mentioned above, in its determination to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is an incentive and retention mechanism for our employees, consultants and non-employee directors. Without approval of the Amendment, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with the interests of our stockholders.

The Board considered key factors in making its determination including our historical grant rates, current and future share needs relative to the Company’s business and compensation objectives, the limited shares remaining available for issuance under the Existing Plan, and the potential dilution associated with the Existing Plan.

This review included a consideration of the following key metrics, factors and philosophies:

●

In fiscal year 2024, we granted equity awards covering 947,991 shares of our Class A Common Stock, none of which were performance-based awards granted to our executives. On average, over the fiscal 2022 – 2024 period, we granted 542,673 shares annually (which includes performance-based awards based on the achievement of “target” performance goals).

Offerpad Solutions Inc. Special Meeting Proxy Statement	11

●	Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 2.3%, as shown in the following table.

	2022	2023	2024	Three-Year Average

Stock Options Granted	76,480	–	–	25,493

RSUs Granted	141,185	321,375	947,991	470,184

PSUs Granted (at “target”)	140,988	–	–	46,996

PSUs Vested(1)	–	–	–	–

LTIP Awards Granted(2)	–	–	–	–

LTIP Awards Vested(2)	–	–	–	–

Total Shares Granted(3)	358,653	321,375	947,991	542,673

Burn Rate(4)	2.2%	1.2%	3.5%	2.3%

Weighted Average Shares Outstanding (Basic)	16,343,216	26,384,546	27,410,275	23,379,346

(1)

No PSUs vested based on actual achievement of applicable performance goals. During the years ended December 31, 2022, 2023 and 2024, 11,653, 10,061, and 9,428 PSUs, respectively, were forfeited. On March 1, 2025, any then-outstanding PSUs expired and were forfeited.

(2)

As described above, the aggregate number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards is not yet determinable and no LTIP Awards have vested or been earned. As a result, no shares are reported in this table for LTIP Awards.

(3)	“Total Shares Granted” reflects the aggregate amount of options, RSUs and PSUs granted in the applicable year (with PSUs based on the achievement of “target” performance goals).

(4)	Burn Rate reflects the Total Shares Granted divided by Basic Weighted Average Shares Outstanding in the applicable year.

●

An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully-diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of (1) the total common shares outstanding, (2) the number of shares subject to equity awards outstanding but not exercised or settled, and (3) the number of shares available to be granted under our equity compensation plans. Our approximate fully-diluted overhang as of May 31, 2025 was 10%. If the Amendment had been approved as of such date, our approximate potential overhang, on a fully-diluted basis (and disregarding possible future increases under the Amended Plan’s evergreen provision), would increase by 7% to 17% and then would decline over time.

If approved by our stockholders, the Amendment would increase the aggregate number of shares available for grant under the Existing Plan by 2,721,500 shares of Class A Common Stock. Of this increase, a total of 2,203,125 shares of Class A Common Stock are subject to the Contingent Awards granted out of the increase to the share reserve to the Existing Plan pursuant to the Amendment, subject to stockholder approval of the Amendment. As a result, if the Amendment is approved, after giving effect to the June RSU Awards and the Contingent RSU Awards, a total of 762,767 shares of Class A Common Stock will be available for future issuance under the Amended Plan.

In light of the factors described above, the Board believes that the size of the share reserve proposed by the Amendment is reasonable and appropriate at this time.

STOCKHOLDER APPROVAL

Approval of the Amendment will constitute approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans.

If our stockholders do not approve the Amendment pursuant to this Proposal 1 within 12 months following the Amendment Effective Date, the additional shares proposed by the Amendment will not become available for issuance and all of the Contingent Awards will terminate; instead, the Existing Plan (as in effect prior to the

12	Offerpad Solutions Inc. Special Meeting Proxy Statement

adoption of the Amendment) will continue in full force and effect, without giving effect to the Amendment, and we may continue to grant equity-based awards under the Existing Plan subject to shares remaining available for grant under the Existing Plan.

MATERIAL TERMS OF THE AMENDED PLAN

This section summarizes certain principal features of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Existing Plan, as amended by the Amendment, which is attached as Annex A to this proxy statement. A copy of the Existing Plan is attached as Exhibit 10.3 to the Annual Report on Form 10-K that we filed with the SEC on February 25, 2025.

Eligibility and Administration. Our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the Amended Plan. As of June 17, 2025, all of our approximately 140 employees and four of our five non-employee directors are eligible to receive awards under the Amended Plan. We do not currently have any other individual consultants.

The Amended Plan is administered by our Board or a committee of our Board, either of which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the Amended Plan and applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the Amended Plan, to interpret the Amended Plan and award agreements and to adopt, amend and repeal rules for the administration of the Amended Plan as it deems advisable. The plan administrator will also have the authority to determine which service providers receive awards, grant awards and set the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Amended Plan.

Limitation on Awards and Shares Available. If this Proposal 1 is approved, then an additional 2,721,500 shares of our Class A Common Stock will be reserved for issuance under the Amended Plan over the existing share reserve under the Existing Plan. In addition, the Amended Plan will contain an “evergreen provision” that allows for an annual increase in the number of shares reserved for issuance under the Amended Plan on January 1 of each year through and including January 1, 2031, equal to the lesser of: (i) a number of shares of Class A Common Stock such that the aggregate number of shares available for grant under the Amended Plan immediately following such increase will be equal to 5% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board.

For purposes of the Amended Plan, the calculation of “fully-diluted shares” includes (i) outstanding shares of preferred stock, Class A Common Stock, Class B Common Stock and Class C Common Stock, (ii) shares subject to outstanding compensatory equity awards (with stock options calculated on a “net exercise” basis, and performance-based awards calculated at the “target” level of achievement) and (iii) shares subject to other outstanding equity securities and the conversion of all convertible securities into shares of Class A Common Stock.

No more than 20,000,000 shares of our Class A Common Stock may be issued pursuant to the exercise of incentive stock options (“ISOs”).

If an award under the Amended Plan expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, at or below the price paid by the participant for such shares, any shares (or portion thereof) subject to such award may, to the extent of such expiration, lapse, termination, cash settlement or repurchase, be used again for new grants under the Amended Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will not reduce the shares available for grant under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options. The payment of dividend equivalents in cash in conjunction with any awards under the Amended Plan will not reduce the shares available for grant under the Amended Plan. Shares issued under the Amended Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Offerpad Solutions Inc. Special Meeting Proxy Statement	13

Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The Amended Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year, or director limit, may not exceed $1,000,000 (which limits shall not apply to the compensation for any non-employee director of the Company who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation).

Types of Awards

The Amended Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, RSUs and other stock or cash based awards. Certain awards under the Amended Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan are evidenced by award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally are settled in shares of our Class A Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

●

Stock Options and SARs. Stock options provide for the purchase of shares of our Class A Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by our Board, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

●

Restricted Stock. Restricted stock is an award of nontransferable shares of our Class A Common Stock that are subject to certain vesting conditions and other restrictions. Dividends with respect to restricted stock will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

●

RSUs. RSUs are contractual promises to deliver shares of our Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Class A Common Stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Amended Plan.

●

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

14	Offerpad Solutions Inc. Special Meeting Proxy Statement

●

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

Certain Transactions

The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Class A Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards.

The Amended Plan provides that, in the event of a change in control (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Repricing

The plan administrator may, without approval of the stockholders, reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Plan Amendment and Termination

Our Board may amend or terminate the Amended Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Amended Plan, may materially and adversely affect an award outstanding under the Amended Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Amended Plan will remain in effect until September 1, 2031, unless earlier terminated, but an ISO may not be granted after September 1, 2031. No awards may be granted under the Amended Plan after its termination.

Foreign Participants, Clawback Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the Amended Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our Class A Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●	Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should

Offerpad Solutions Inc. Special Meeting Proxy Statement	15

recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

●

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

●

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

16	Offerpad Solutions Inc. Special Meeting Proxy Statement

NEW PLAN BENEFITS

In connection with the Amendment, the Compensation Committee has approved the Contingent Awards, consisting of RSU awards to four of our employees in the aggregate, including certain of our named executive officers, covering an aggregate of 2,203,125 shares of our Class A Common Stock. The Contingent Awards are subject to approval of the Amendment by the Company’s stockholders. Each Contingent Award will vest with respect to one-third of the RSUs underlying the award on each of the first three anniversaries of the applicable vesting commencement date, subject to continued employment or service. The following table sets forth information pertaining to the Contingent Awards. In the event stockholder approval of the Amendment is not obtained within 12 months following the Amendment Effective Date, all of the Contingent Awards will be automatically forfeited.

Except with respect to the Contingent Awards described above, which are reflected in the table below, and future awards under our Director Compensation Program, the number of awards that our named executive officers, directors, other executive officers and other employees and consultants may receive under the Amended Plan in the future will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make any other future grants to any persons under the Amended Plan as of the date of this Special Meeting. Therefore, other than with respect to the Contingent Awards described above (as reflected in the table below), and future awards under our Director Compensation Program, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan.

Name and Position	Number of Shares Subject to Contingent Awards (#)
Brian Bair, Chief Executive Officer	1,000,000
Peter Knag, Chief Financial Officer	465,000
Benjamin Aronovitch, Former Chief Legal Officer	–
James Grout, Former Senior Vice President and Former Interim Principal Financial Officer	–
All Current Executive Officers as a Group	1,793,125
All Current Non-Employee Directors as a Group		(1)
All Non-Executive Officer Employees, including all Current Officers who are not Executive Officers, as a Group	410,000

(1)

Pursuant to our Director Compensation Program, as amended and restated effective January 1, 2025, as further described under “Director Compensation” below, each non-employee director serving on our Board on the date of each annual meeting of stockholders will be awarded an RSU award covering a number of shares equal to 0.0125% of the aggregate number of shares of our Class A Common Stock outstanding as of the date of the applicable annual meeting. Because the aggregate number of RSUs to be granted to non-employee directors pursuant to these awards is not determinable at this time, these awards are not reflected in the table above. Our non-employee directors did not receive an annual award at our 2025 annual meeting of stockholders.

Offerpad Solutions Inc. Special Meeting Proxy Statement	17

PLAN BENEFITS

The table below sets forth summary information concerning the number of shares of our Class A Common Stock subject to equity awards granted to certain persons under the Existing Plan as of May 31, 2025. The closing per share market value of our stock on May 30, 2025 (i.e., the last trading day before May 31, 2025) was $0.97. For the avoidance of doubt, the Contingent Awards are not reflected in the table below.

Certain awards set forth in this table for the named executive officers were granted in 2024 and therefore also were included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in our this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2024 and therefore also were included in the Director Compensation Table set forth in our this proxy statement and are not additional awards.

Name and Position	Options (#)	Performance- Based Stock RSUs (#)(1)	Restricted Stock Units and Deferred Stock Units (#)	LTIP Awards (#)(2)

Brian Bair, Chief Executive Officer	–	74,441	24,813	–

Peter Knag, Chief Financial Officer	–	–	158,793	–

Benjamin Aronovitch, Former Chief Legal Officer	–	6,513	74,679	–

James Grout, Former Senior Vice President and Former Interim Principal Financial Officer	–	1,972	44,232	–

All Current Executive Officers as a Group	–	75,681	220,850	–

All Current Non-Employee Directors as a Group(3)	–	–	343,288	–

Current Director Nominees	–	–	–	–

Each Associate of any such Directors, Executive Officers or Nominees(4)	400	16,376	120,050	–

Each Other Person who Received or are to Receive 5% of Such Options or Rights	–	–	–	–

All Employees, Including all Current Officers who are not Executive Officers, as a Group(5)	76,480	65,307	1,230,432	–

(1)	Based on “target” performance-based awards granted for currently outstanding awards; otherwise based on actual performance-based awards vested.

(2)

As noted above, all or a portion of the LTIP Awards may become earned based on the price of the Company’s Class A Common Stock at the end of the three-year performance period ending June 12, 2027 as compared with applicable price per share goals and multiplied by specified “sharing rates” applicable to the holder. The sharing rates for Mr. Bair range from 0.224% to 0.546%; the sharing rates for each of Messrs. Knag, Aronovitch and Grout are 0.206%, 0.031% and 0.031%, respectively. The sharing rates for each of our other employees that hold LTIP Awards range from 0.006% to 0.031%. Because the aggregate number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards is not yet determinable, no shares are reported in this table for LTIP Awards.

(3)

Following May 31, 2025, but prior to filing this proxy statement, 16,425 RSUs were granted or authorized for grant to a non-employee director out of the remaining shares available under the Existing Plan.

(4)

Following May 31, 2025, but prior to filing this proxy statement, the June RSU Awards, consisting of an additional 20,000 RSUs were granted or authorized for grant out of the remaining shares available under the Existing Plan, all of which were granted to an associate included in this row.

(5)

Following May 31, 2025, but prior to filing this proxy statement, the June RSU Awards, consisting of an additional 1,171,375 RSUs were granted or authorized for grant out of the remaining shares available under the Existing Plan, all of which were granted to employees included in this row.

18	Offerpad Solutions Inc. Special Meeting Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table summarizes the number of shares of our common stock that may be issued under our existing equity compensation plans as of December 31, 2024.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)

Equity compensation plans approved by security holders(1)	–		–		962,133	(2)

Options to purchase common stock	843,769	(3)	$11.30	(4)	–

Restricted stock units	1,008,255	(5)	–		–

LTIP Awards	–	(6)	–		–

Equity compensation plans not approved by security holders	–		–		–

Total	1,852,024		$11.30		962,133

(1)	Consists of the 2016 Plan, the 2021 Plan and the Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan (“ESPP”).

(2)	No additional awards will be granted under the 2016 Plan and, as a result, no shares remain available for issuance for new awards under the 2016 Plan.

The number of shares of our Class A Common Stock available for issuance under the 2021 Plan increases annually on the first day of each calendar year through January 1, 2031 in an amount that is equal to the lesser of (i) a number of shares such that the aggregate number of shares of Class A Common Stock available for grant under the 2021 Plan immediately following such increase shall be equal to 5% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as is determined by our board of directors.

The number of shares of our Class A Common Stock available for issuance under the ESPP increases annually on the first day of each calendar year through January 1, 2031 in an amount that is equal to the lesser of (a) a number of shares such that the aggregate number of shares of Class A Common Stock available for grant under the ESPP immediately following such increase shall be equal to 1% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as determined by our board of directors; provided that, no more than 3,333,333 shares of Class A Common Stock may be issued under the ESPP.

(3)	Consists of 820,329 outstanding options to purchase Class A Common Stock under the 2016 Plan and 23,440 outstanding options to purchase Class A Common Stock under the 2021 Plan.

(4)	As of December 31, 2024, the weighted-average exercise price of outstanding options under the 2016 Plan and the 2021 Plan was $10.98 and $22.39, respectively.

(5)	Consists of 898,409 outstanding RSUs and 109,846 outstanding PSUs (assuming “target” achievement”) under the 2021 Plan. As of December 31, 2024, no RSUs or PSUs have been granted under the 2016 Plan.

(6)

As described above, the aggregate number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards is not yet determinable. Based on the price of the Company’s Class A Common Stock during 2024, none of the price per share goals would have been exceeded had the performance period completed as of fiscal-year end, and as a result, no shares are reported in this row.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of the Company’s Class A common stock available for issuance thereunder.

Offerpad Solutions Inc. Special Meeting Proxy Statement	19

Proposal 2: Approval of an Adjournment of the Special Meeting

The Board of Directors believes that, if the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, it is in the best interests of the stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1.

We are requesting that our stockholders authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal.

20	Offerpad Solutions Inc. Special Meeting Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION DISCUSSION AND ANAYLSIS

General

The following Compensation Discussion and Analysis (“CD&A”) was previously included in the definitive proxy statement for our 2025 Annual Meeting of stockholders held on June 5, 2025. We have also included the CD&A in this proxy statement for the Special Meeting as required by Schedule 14A and related rules of the SEC.

In this CD&A we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2024, including the elements of our compensation program for our NEOs, material compensation decisions made under that program for fiscal 2024 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2024 and their 2024 positions, are:

●	Brian Bair, Chief Executive Officer;

●	Peter Knag, Chief Financial Officer;

●	Benjamin Aronovitch, Chief Legal Officer; and

●	James Grout, Senior Vice President, Finance and Former Interim Principal Financial Officer.

In May 2024, Mr. Knag was appointed as the Company’s Chief Financial Officer, effective as of June 5, 2024. Following this transition, Mr. Grout continued to serve as our Senior Vice President, Finance. Benjamin Aronovitch resigned as Chief Legal Officer, effective March 1, 2025.

Executive Summary

2024 Highlights

Following are some of our key 2024 financial results and operational highlights:

Financial Results	● Revenue was $919 million

● Gross profit was $72 million

● Homes sold were 2,707

● Homes acquired were 2,443

Key Operational Highlights	● Substantial improvement in adjusted EBITDA and net income as we execute on a path to profitability.

● Reduced operating costs by more than $100 million over the last two fiscal years.

● Continued process improvements across our underwriting process and customer engagement approach, driving higher conversion of products and services and broader solutions for consumers and partners.

● Strategic expansion of our buy-box criteria, particularly in the fourth quarter as we focus on acquiring more homes in target areas.

● Continued strengthening of our renovate business, up 49% in its second year.

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Overview of Executive Compensation Elements

The chart below summarizes the various elements of our executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

	Objective	Type of Compensation	Key Features	2024 Actions Taken

Base Salary	● Provides fixed pay that attracts and retains talented executives in a competitive market, recognizes individual roles and level of responsibilities, and provides stable income	Cash	● Reflects individual skills, experience, responsibilities and performance over time, as well as market practice	● Mr. Bair’s 2024 annual base salary remained at his 2023 level ● Base salaries for Messrs. Aronovitch and Grout were increased, effective January 1, 2024

Short-Term Incentive—Annual Incentive Plan

●   Motivates and retains employees, and aligns incentives to near-term company objectives

●   Promotes and reinforces the attainment of short-term performance objectives and rewards executives for their contributions toward achieving those objectives

		Cash	● Performance-based reward tied to achievement of short-term (annual) corporate financial and operational performance targets	● Target bonus opportunities for Messrs. Bair, Aronovitch and Grout for the 2024 fiscal year remained at 2023 levels

Long-Term Incentives

●   Aligns executives’ interests with our stockholders’ interests, emphasizes long-term stock price performance, and helps retain executive talent

●   Promotes retention and enhances executive stock ownership

		Equity or Cash	● Links value to stock price appreciation and directly aligns with stockholders’ interests ● Rewards achievement of pre-specified performance objectives

●   In June 2024, the Company granted a long-term incentive award (“LTIP Award”) to Mr. Knag, which may become earned based on the Company’s appreciation in stock price over a three-year period and may be settled in cash or stock at the discretion of our Compensation Committee

●   In June 2024, the Company also amended the LTIP Awards granted to Messrs. Bair, Aronovitch and Grout in 2023

●   In 2024, the Company also granted Messrs. Knag, Aronovitch and Grout restricted stock units (“RSUs”)

One-Time Retention Bonuses	● Retains talented executives in a competitive market ● In certain cases, incentivizes key executives for taking on additional responsibilities during transition	Cash	● Incentivizes certain key executives to remain employed with the Company	● In 2024, the Company amended Mr. Grout’s cash retention bonus, which becomes payable on a fixed date in 2026 or upon his earlier qualifying termination of employment

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	Objective	Type of Compensation	Key Features	2024 Actions Taken

Severance Protections	● Aids in attracting and retaining executive talent and helps executives to remain focused and dedicated during potential transition periods due to a change in control	Benefit

●   Facilitates an orderly transition in the event of management changes

●   Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

●   Provides confidentiality, non-competition, non-solicitation and non-disparagement protections

None

Other Benefits	● We provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits ● We also provide certain other perquisites to our NEOs	Benefit	● Broad-based benefits available to all employees ● Some executive perquisites	None

New Employment Agreements

In connection with the commencement of his employment with us in June 2024, we entered into an employment agreement with Mr. Knag, which includes an annual base salary, target bonus opportunity and severance benefits. A description of this agreement is set forth in the section below entitled “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table-Named Executive Officer Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do

✓ Emphasize performance-based, at-risk compensation.

✓ Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.

✓ Weight the overall pay mix towards incentive compensation for senior executives.

✓ Engage an independent compensation consultant to directly advise our Compensation Committee.

✓ Maintain a clawback policy.

X  Do not guarantee annual salary increases.

X  Do not grant uncapped annual cash incentives or guaranteed equity compensation.

X  Do not provide significant or excessive perquisites.

X  Do not provide any compensation-related tax gross-ups.

X  Do not provide single-trigger cash payments or benefits upon a change in control.

Stockholder Advisory Vote on Executive Compensation

At our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”) once every year. In evaluating the design of our executive compensation program and the compensation decisions for each of our NEOs, our Compensation Committee considers stockholder input, including the Say-on-Pay Vote at our 2024 Annual Meeting of Stockholders, at which 98.1% of votes cast approved the proposal.

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Additionally, at our 2025 Annual Meeting held June 5, 2025, we held a Say-on-Pay Vote with respect to the compensation of our NEOs for 2024. Similar to our 2024 Say-on-Pay Vote, our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 98.9% of stockholder votes cast in favor of the proposal.

Executive Compensation Objectives and Philosophy

The key objectives of our executive compensation program are to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;

●	Motivate our NEOs to help our Company achieve the best possible financial and operational results;

●

Provide reward opportunities consistent with our performance on both a short-term and long-term basis that are industry competitive, flexible, fiscally responsible and linked to our overall business objectives; and

●	Align the long-term interests of our NEOs with those of our stockholders.

We strive to provide a competitive total compensation opportunity to executives while balancing other important factors. Executives may be compensated above or below levels of compensation for similar positions found in the external market based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, including with respect to our Chief Executive Officer.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and members of our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining and administering our executive compensation program. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2024.

In 2022, we developed a peer group with Pay Governance in structuring our executive compensation program. Other than removing companies that were acquired, the peer group remained the same for structuring our 2024 executive compensation program. Our Compensation Committee may also refer to compensation survey data in reviewing our executive compensation program.

24	Offerpad Solutions Inc. Special Meeting Proxy Statement

The following peer group was used to inform 2024 compensation decisions:

● AppFolio, Inc.	● Groupon, Inc.	● Shutterstock, Inc.

● CarGurus, Inc.	● LendingTree	● The RealReal, Inc.

● Cars.com Inc.	● Marcus & Millichap, Inc.	● Vroom, Inc.

● Carvana Co.	● Meritage Homes Corporation	● Yelp

● ExlService Holdings, Inc.	● Opendoor Technologies, Inc.	● Zillow

● frontdoor, inc.	● Redfin Corporation

Elements of Compensation

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. For fiscal year 2024, we determined to maintain Mr. Bair’s base salary at its 2023 level. Our Board increased the annual base salaries for Messrs. Aronovitch and Grout to $475,000 and $325,000, respectively, effective January 1, 2024 in recognition of their continued strong performance and additional responsibility undertaken by both officers.

Our NEOs’ base salaries for 2024 are set forth in the table below.

Named Executive Officer	2024 Annualized Base Salary

Brian Bair	$ 650,000

Peter Knag	$ 500,000(1)

Benjamin Aronovitch	$ 475,000

James Grout	$ 325,000

(1)

Reflects Mr. Knag’s annual base salary following his commencement of employment with our Company in June 2024. His actual base salary was pro-rated for the portion of the 2024 fiscal year during which he was employed.

Annual Incentive Program

We consider annual incentives to be an important component of our total compensation program by providing incentives necessary to retain and motivate executive officers to achieve important financial and strategic performance objectives. The Company currently maintains an annual incentive program in which certain eligible employees, including our NEOs, participate. Each NEO is eligible to receive an annual performance-based incentive based on a specified target award amount, expressed as a percentage of the NEO’s base salary.

In fiscal year 2024, our NEOs participated in our annual incentive program at the following target percentages of base salary.

Named Executive Officer	2024 Target Annual Incentive Opportunity as a Percentage of Base Salary

Brian Bair	100%

Peter Knag	75%(1)

Benjamin Aronovitch	75%

James Grout	50%

(1)	Mr. Knag’s actual 2024 annual bonus opportunity was pro-rated for the portion of the 2024 fiscal year during which he was employed.

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Under the 2024 program for our executives (other than Mr. Bair), the annual incentives were eligible to become earned based upon the achievement of pre-determined 2024 Adjusted Net Income (70% weight) and individual performance goals (30% weight). For 2024, Mr. Bair was eligible to earn an annual bonus based on only the Company’s attainment of the Adjusted Net Income goal. In the Compensation Committee’s discretion, bonuses under the 2024 program were payable in cash, fully vested shares of our common stock, or a combination thereof.

The target goals with respect to each performance measure under our 2024 annual incentive program are set forth in the following table:

Performance Measure	Target Performance Goal

Adjusted Net Income(1)	$(8.2)
Individual Performance Goals(2)	—

(1)

Adjusted Net Income is calculated as GAAP net income (loss), adjusted for stock-based compensation, depreciation & amortization, and income tax expense. Additional adjustments for Adjusted Net Income will be approved by the Compensation Committee and include any portfolio hedging costs and gains, severance, and one-time transaction-related costs (M&A, strategic partnership, new financing or capital formation, etc.).

(2)

Individual performance goals are determined by our Chief Executive Officer based on quantitative and qualitative factors, including meeting department goals, success in driving strategic priorities and success in leadership and management.

Under the 2024 incentive program, participants were eligible to receive a percentage of the participant’s corresponding target annual cash incentive opportunity, (i) ranging from 0% to 100%, based on the level at which individual performance goals were achieved and (ii) ranging from 0% to 175%, based on the level at which Adjusted Net Income was achieved, as set forth in the following table:

Performance Level	% Payout(1)

Below Threshold	0%

Threshold	25%

Target	100%

Stretch	175%

(1)

For Adjusted Net Income, if actual performance falls between two levels, the percentage of corresponding bonus opportunity that is earned will be determined by using linear interpolation as between the applicable levels.

The actual results that we achieved with respect to the Company performance goal under our 2024 annual cash incentive program is set forth in the following table:

Performance Measure	2024 Actual Achievement	Payout as % of Target Award

Adjusted Net Income	$(53.4)	0%

Additionally, for each of our NEOs (other than Mr. Bair) employed by the Company at 2024 fiscal year-end, we determined that achievement of the NEO’s individual performance goals was achieved at 100% due to strong individual performance during the year in navigating continued challenges in the real estate market, demonstrating leadership in reducing overhead costs, and managing executive level succession, senior corporate leadership changes, and the ongoing restructuring of our operations. As a result of this achievement, each of Messrs. Knag, Aronovitch and Grout earned bonuses under our 2024 annual incentive program equal to 30% of each such NEO’s target bonus, resulting in an individual payout of $64,549, $106,875 and $48,750, respectively. The Compensation Committee determined to pay these amounts 50% in cash and 50% in fully vested shares of our common stock.

Because the Adjusted Net Income goal was not attained, Mr. Bair was not eligible to receive a 2024 annual bonus.

26	Offerpad Solutions Inc. Special Meeting Proxy Statement

One-time Retention Bonuses

During 2023, we granted Mr. Grout two cash retention bonuses of $100,000 each. The retention bonuses were granted to reward Mr. Grout for his 2023 performance and to incentivize him to continue employment with the Company through and following the applicable payment date. In addition, the Second Grout Retention Bonus (as defined below) was granted in part to incentivize Mr. Grout in connection with his increased responsibilities as our interim principal financial officer.

The first retention bonus was granted in July 2023 prior to his appointment as an executive officer, and was paid in August 2024, subject to his continued employment. The second retention bonus was awarded in December 2023 in connection with his appointment as our interim principal financial officer, and was amended in July 2024 to extend the payment date by approximately one year and to increase the bonus opportunity to $110,000 (the “Second Grout Retention Bonus”). The Second Grout Retention Bonus will be paid to Mr. Grout, subject to Mr. Grout’s continued employment through the later of (x) March 15, 2026, and (y) the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is filed with the SEC (the “Grout Retention Date”). In addition, the Second Grout Retention Bonus is subject to payment in connection with certain terminations of employment, as described below in the section entitled, “Potential Payments Upon Termination or Change in Control.”

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executives with our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

During 2024, pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Plan”), we granted to Mr. Knag an LTIP Award that will become earned based on the appreciation of the stock price of our Class A Common Stock, and we amended the LTIP Awards granted to Messrs. Bair, Aronovitch and Grout in 2023. Additionally, during 2024, we granted to Messrs. Knag, Aronovitch and Grout an award of RSUs.

LTIP Awards

2024 LTIP Awards

In June 2024, Mr. Knag received an LTIP Award. The LTIP Award will become “earned” during the three-year performance period ending on June 12, 2027 (the “LTIP Award Performance Period”) based on the appreciation in the price of our Class A Common Stock over applicable price per share goals (the “Price Per Share Goals”) set forth in the table below. With respect to each tranche set forth in the table below, the portion of each LTIP Award that becomes earned (the “Earned LTIP Award”) will be calculated as follows:

Offerpad Solutions Inc. Special Meeting Proxy Statement	27

Tranche	Price Per Share Goal	Sharing Rate

First Tranche	$11.25	0.206%

Second Tranche	$18.75	0.206%

Third Tranche	$26.25	0.206%

Fourth Tranche	$33.75	0.206%

The Earned LTIP Award will vest with respect to 50% of the Earned LTIP Award on each of June 12, 2027 and June 12, 2028, subject to Mr. Knag’s continued service through the applicable vesting date.

The share price at the end of the LTIP Award Performance Period (the “Ending Share Price”) is measured by averaging the Fair Market Value (as defined in the 2021 Plan) per share over the 60 consecutive calendar-day period ending on (and including) June 12, 2027. However, upon a change in control, the Ending Share Price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”). In addition, the LTIP Award is subject to accelerated vesting provisions and other terms and conditions in connection with a change in control and qualifying terminations of employment, as described below in the section entitled, “Potential Payments Upon Termination or Change in Control.”

The LTIP Award, to the extent vested, can be settled in cash or shares of our Class A Common Stock (as determined by the Compensation Committee in its discretion).

Under the applicable award agreement, the LTIP Award is subject to forfeiture upon a breach of any restrictive covenants applicable to Mr. Knag, including, if applicable, those set forth in his employment agreement with the Company.

Amended 2023 LTIP Awards

In June 2024, the Compensation Committee amended the LTIP Awards granted to Messrs. Bair, Aronovitch and Grout in 2023 to better incentivize long-term alignment with our shareholders’ interests and enhance long-term retention (the “LTIP Amendment”). As previously disclosed, each LTIP Award will become “earned” during the performance period based on the appreciation in the price of our Class A Common Stock over applicable Price Per Share Goals.

Under the LTIP Amendment, the LTIP Award Performance Period will commence on June 12, 2024 and end on June 12, 2027 (rather than commencing and ending on June 12, 2023 and June 12, 2026, respectively). In addition, the Earned LTIP Award will vest with respect to 50% of the Earned LTIP Award on each of June 12, 2027 and June 12, 2028 (rather than on June 12, 2026 and June 12, 2026, respectively), in each case, subject to the executive’s continued service through the applicable vesting date.

The following table sets forth the modified Price Per Share Goals and sharing rate percentages for Messrs. Bair, Aronovitch and Grout’s amended LTIP Awards:

		Sharing Rate
Tranche	Price Per Share Goal	Brian Bair	Benjamin Aronovitch	James Grout

First Tranche	$11.25	0.224%	0.031%	0.031%

Second Tranche	$18.75	0.343%	0.031%	0.031%

Third Tranche	$26.25	0.476%	0.031%	0.031%

Fourth Tranche	$33.75	0.546%	0.031%	0.031%

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2024 RSU Awards

In 2024, we granted awards of RSUs to each of Messrs. Knag, Aronovitch and Grout, as set forth in the following table. Each award will be settled (to the extent vested) in shares of the Company’s Class A Common Stock, and covers the number of shares as set forth in the following table:

Tranche	Number of RSUs (#)

Peter Knag	145,000

Benjamin Aronovitch	47,500

James Grout	32,500

Mr. Knag’s RSU award was granted in connection with his commencement of employment with us, and is scheduled to vest with respect to 50% of the RSUs subject to the award on each of the second and third anniversaries of June 5, 2024, subject to his continued employment or service through the applicable vesting date. The RSU awards granted to Messrs. Aronovitch and Grout were granted to further incentivize their long-term retention with the Company and are scheduled to vest with respect to 1/3 of the RSUs subject to the award on each of the first three anniversaries of June 12, 2024, subject to continued employment or service through the applicable vesting date.

The RSU awards are subject to accelerated vesting provisions in connection with a CIC Termination, as defined and described below in the section entitled, “Potential Payments Upon Termination or Change in Control.”

2022 PSU Awards

As previously disclosed, during 2022, we granted each of Messrs. Bair, Aronovitch and Grout performance-based RSUs (“PSUs”) pursuant to our 2021 Plan (the “2022 PSU Awards”). Each of the 2022 PSU Awards will vest based on both (i) the achievement of pre-determined price per share goals over the period commencing on the 60th day prior to the first anniversary of the grant date and ending on (and including) the third anniversary of the grant date (the “2022 PSU Performance Period”); and (ii) the applicable executive’s continued employment or service through the end of the 2022 PSU Performance Period (except as described below).

During 2024, none of the price per share goals for the 2022 PSU Awards were met.

Employee Benefits and Perquisites

Retirement Savings, Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements; in 2024, each of our NEOs participated in the 401(k) plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax and after-tax (Roth) basis through contributions to the 401(k) plan. In 2024, contributions made by participants in the 401(k) plan were matched through February 26, 2024 (at which time matching contributions were suspended by the Company) up to a specified percentage of the employee contributions, and these matching contributions are vested immediately. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Perquisites; No Tax Gross-Ups

All of our employees, including our NEOs, are eligible to participate in the Company’s Agent Listing Services program on substantially the same arms-length terms as those prevailing at the time for comparable transactions with non-related parties; however, under the program, we offer a 1% discount on commission payments to all of our employees, including our NEOs (the “Agent Listing Services Employee Discount”). None of our NEOs received an Agent Listing Services Employee Discount in 2024.

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Other than as noted above, we do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Board or Compensation Committee.

In addition, we do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Severance and Change in Control Arrangements

During 2024, we were party to employment agreements with each of our NEOs, other than Mr. Grout. The employment agreements with each of Messrs. Bair, Knag and Aronovitch provide for severance benefits and payments upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company. In addition, Mr. Grout is eligible to receive severance payments and benefits pursuant to our severance policy, which provides eligible participants with severance benefits and payments upon certain qualifying terminations of employment.

We believe that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements that include enhanced severance benefits in connection with a “change in control” can enhance alignment with stockholders by encouraging management to pursue transactions that create value for stockholders irrespective of the potential for job loss or diminution of duties and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the employment agreements and the severance policy are designed to be competitive with market practices.

A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Section 409A of the Code

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

30	Offerpad Solutions Inc. Special Meeting Proxy Statement

Clawback Policy

We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy that applies to all of our directors, officers and employees. See the section titled “Corporate Governance—Anti-Hedging Policy” in our DEF 14A filed with the SEC on April 24, 2025 for additional details.

Equity Grant Practices

We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. In 2024, we did not grant stock option awards to our NEOs, and none of our equity awards were granted during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in 2024. For all stock option awards, the exercise price is no less than the closing price of our common stock on the date of the grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Ryan O’Hara (Chair)

Kenneth DeGiorgio

Katie Curnutte

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our fiscal years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian Bair	2024	650,000		–		407,600	–	3,125	1,060,725
Chief Executive Officer	2023	650,000		–		1,117,640	–	8,245	1,775,885
	2022	650,000		–		7,172,453	–	7,625	7,830,078
Peter Knag	2024	265,385	(4)	–		1,073,598	64,549	100,000	1,503,532
Chief Financial Officer
Benjamin Aronovitch	2024	475,000		–		241,300	106,875	2,188	825,363
Chief Legal Officer	2023	375,000		–		222,377	28,125	3,472	628,974
	2022	375,000		165,938		794,013	45,000	1,434	1,381,385
James Grout	2024	325,000		100,000	(5)	199,537	48,750	1,512	674,799
SVP, Finance, Former Interim Principal Financial Officer	2023	272,950		–		88,519	13,555	4,437	379,461
(1)

Amounts reflect the grant-date fair value of the RSU awards and Mr. Knag’s LTIP Award granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards and LTIP Award granted to our NEOs in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K, filed on February 25, 2025.

The amounts in this column also include the incremental fair value of the LTIP Amendment for Messrs. Bair and Grout, which amended the LTIP Awards granted to the executives in 2023. In accordance with ASC Topic 718, the incremental fair value as a result of the LTIP Amendment was $407,600 and $34,437 for Messrs. Bair and Grout, respectively. There was no incremental fair value associated with the LTIP Amendment for Mr. Aronovitch. For more information on the amendment, see the section above titled, “Amended 2023 LTIP Awards”.

(2)

Amounts represent payments earned by our NEOs based upon the achievement of pre-established performance objectives for the applicable year. Under our 2024 program, the Compensation Committee decided to pay the annual bonuses 50% in cash and 50% in fully vested shares of our common stock. The number of shares of our common stock subject to the award was determined based on the volume-weighted average share price calculated over the last 30 calendar days preceding February 19, 2025. The amounts reported for Mr. Knag were pro-rated to reflect his partial year of employment. Please see the description of the 2024 annual cash incentive program under “Annual Incentive Program” in the CD&A above.

(3)

Amounts shown for 2024 represent the Company-paid 401(k) matching contributions for each of our NEOs, other than Mr. Knag. Amounts shown for Mr. Knag represent a lump-sum cash payment made to Mr. Knag for relocation and moving expenses. Please see the description of the relocation expenses under “Named Executive Officer Employment Agreements” below.

(4)	Mr. Knag’s employment with the Company began on June 5, 2024. His salary was prorated for the portion of the 2024 fiscal year during which he was employed.
(5)

Amount reflects the first retention bonus granted to Mr. Grout in July 2023 prior to his appointment as an executive officer, which was paid in August 2024, subject to his continued employment. Please see the description of the retention bonus under “One-Time Retention Bonuses” in the CD&A above.

32	Offerpad Solutions Inc. Special Meeting Proxy Statement

Grants of Plan-Based Awards in Fiscal 2024

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards made during fiscal year 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bair	–	308,750	650,000	991,250	–	–	–	–	–
	6/14/2024(3)	–	–	–	–	–	–	–	407,600
Peter Knag	–	102,203	215,164	328,125	–	–	–	–	–
	6/5/2024(4)	–	–	–	–	–	–	145,000	696.000
	6/5/2024(5)	–	–	–	–	–	–	–	377,598
Benjamin Aronovitch	–	169,219	356,250	543,281	–	–	–	–	–
	6/14/2024(6)	–	–	–	–	–	–	47,500	241,300
James Grout	–	77,188	162,500	247,813	–	–	–	–	–
	6/14/2024(6)	–	–	–	–	–	–	32,500	165,100
	6/14/2024(3)	–	–	–	–	–	–	–	34,437
(1)

Amounts reflect potential payouts under our 2024 annual incentive program at threshold, target and maximum (or “Stretch”) amounts. Under our 2024 program, the Compensation Committee decided to pay the annual bonuses 50% in cash and 50% in fully vested shares of our common stock. The number of shares of our common stock subject to the award was determined based on the volume-weighted average share price calculated over the last 30 calendar days preceding February 19, 2025. The amounts reported for Mr. Knag were pro-rated to reflect his partial year of employment. Please see the description of the annual incentive program under “Annual Incentive Program” in the CD&A above.

(2)

Amounts reflect the grant-date fair value of the RSU awards and Mr. Knag’s LTIP Award granted during 2024, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all RSU awards and LTIP Award granted to our NEOs in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 25, 2025.

(3)

Represents the incremental fair value of the LTIP Amendment, in accordance with ASC Topic 718, which amended the LTIP Awards granted to Messrs. Bair and Grout in 2023. There was no incremental fair value associated with the LTIP Amendment for Mr. Aronovitch. For more information on the amendment, see the section above titled, “Amended 2023 LTIP Awards”.

(4)	Mr. Knag’s RSU award is eligible to vest with respect to 50% of the RSUs on each of June 5, 2026 and June 5, 2027, subject to his continued employment or service through the applicable vesting date.

(5)

Reflects Mr. Knag’s LTIP Award. There is no target opportunity with respect to the LTIP Awards; instead all or a portion of the LTIP Award may become are earned based on the price of the Company’s Class A Common Stock at the end of the LTIP Award Performance Period as compared with applicable Price Per Share Goals. This award is subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(6)

These RSU awards are scheduled to vest with respect to 1/3 of the RSUs subject to the award on each of the first three anniversaries of June 12, 2024, subject to the executive’s continued employment or service through the applicable vesting date.

Offerpad Solutions Inc. Special Meeting Proxy Statement	33

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Named Executive Officer Employment Agreements

Brian Bair Employment Agreement

The term of employment under Mr. Bair’s employment agreement began on March 1, 2022 and is for three years, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Bair is entitled to receive an annual base salary of $650,000 per year, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Bair is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Mr. Bair is eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board and targeted at 100% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Bair’s continued employment through the last day of the applicable calendar year.

In connection with entering into the employment agreement, Mr. Bair was granted two restricted stock unit awards under the Company’s 2021 Plan, with an aggregate dollar-denominated value targeted at approximately $6,000,000. Of such amount, (x) 25% was granted as a time-based RSU award that vests based solely on the passage of time and (y) the remaining 75% was granted as a PSU award that vests based on the achievement of specified performance goals.

In addition to the RSU and PSU awards described above, for each calendar year during Mr. Bair’s employment term beginning with calendar year 2023, Mr. Bair will be eligible to receive an annual equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time. The target aggregate value of any such award will be determined by the Board (or a subcommittee thereof) for each calendar year following 2023.

In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter and (ii) non-disparagement provisions, effective during employment and for 36 months thereafter.

The severance benefits and payments payable to Mr. Bair upon certain a qualifying termination of his employment are summarized below under the section titled, “Potential Payments Upon Termination or Change in Control”.

Peter Knag and Benjamin Aronovitch Employment Agreements

The term of employment under the employment agreements for Messrs. Knag and Aronovitch is (or, for Mr. Aronovitch, was) for one year, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreements, Mr. Knag is and Mr. Aronovitch was entitled to receive an annual base salary of $500,000 and $375,000, respectively (which, for Mr. Aronovitch, was increased to $475,000 effective January 1, 2024), pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion.

In addition, Mr. Knag is and Mr. Aronovitch was eligible to earn an annual performance bonus, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of their then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment is contingent upon the executive’s continued employment through the last day of the applicable calendar year.

34	Offerpad Solutions Inc. Special Meeting Proxy Statement

In connection with entering into his employment agreement, Mr. Knag was granted two awards under the 2021 Plan: (i) an award of 145,000 restricted stock units and (ii) an LTIP Award. Each of these awards is described in further detail above under the section titled “Elements of Compensation—Equity-Based Long-Term Incentive Awards”. Mr. Knag is and Mr. Aronovitch was also eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time and to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

In connection with Mr. Knag’s relocation to the greater Phoenix area, the Company paid to Mr. Knag $100,000 in a lump-sum cash payment for any reasonable and necessary relocation and moving expenses that Mr. Knag incurred in connection with his move. Mr. Knag will be required to repay this amount to the Company in the event that Mr. Knag’s employment with the Company is terminated by the Company for “cause” (as defined in his employment agreement) or by Mr. Knag for any reason, in any case, on or within the 12-month period immediately following Mr. Knag’s relocation date.

In addition, the employment agreements contain customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) a non-disparagement provision, effective during employment and for 24 months thereafter.

The severance benefits and payments payable to Messrs. Knag and Aronovitch upon certain qualifying terminations of their employment are summarized below under the section titled, “Potential Payments Upon Termination or Change in Control”.

As discussed above, Benjamin Aronovitch resigned as Chief Legal Officer, effective March 1, 2025.

James Grout

On December 11, 2023, the Board of Directors designated James Grout, the Company’s Senior Vice President, Finance to serve as principal financial officer on an interim basis while the Company engages in a search for a new Chief Financial Officer. During 2024, Mr. Grout was not party to an employment agreement with the Company. However, upon certain qualifying terminations of Mr. Grout’s employment, he would become entitled to certain severance benefits and payments as summarized below under the section titled, “Potential Payments Upon Termination or Change in Control”.

In February 2025, we entered into an employment agreement with Mr. Grout, which provides for his continued employment with the Company as our SVP, Finance.

Offerpad Solutions Inc. Special Meeting Proxy Statement	35

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for our NEOs as of December 31, 2024.

				Option Awards				Stock Award
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brian Bair	2/10/2017	–	(2)	64,561	–	10.95	2/9/2027	–	–	–	–
	2/10/2017	–	(2)	119,520	–	10.35	2/9/2027	–	–	–	–
	7/11/2017	–	(2)	6,346	–	10.35	7/10/2027	–	–	–	–
	7/11/2017	–	(2)	1,951	–	10.35	7/10/2027	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	37,221	106,080
	7/3/2023	6/12/2024	(5)	–	–	–	–	–	–	–	–
Peter Knag	6/5/2024	6/5/2024	(6)	–	–	–	–	145,000	413,250	–	–
	6/5/2024	6/12/2024	(5)	–	–	–	–	–	–	–	–
Benjamin Aronovitch	10/27/2020	10/12/2020	(2)	72,816	–	18.45	10/26/2030	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	3,257	9,282
	3/1/2022	3/1/2022	(4)	–	–	–	–	1,448	4,127	–	–
	7/3/2023	6/12/2024	(5)	–	–	–	–	–	–	–	–
	6/14/2024	6/12/2024	(4)	–	–	–	–	47,500	135,375	–	–
James Grout	10/3/2018	–	(2)	8,211	–	2.95	10/3/2028	–	–	–	–
	7/10/2019	–	(2)	10,043	–	18.56	7/10/2029	–	–	–	–
	2/4/2021	1/28/2021	(7)	1,411	95	18.45	2/4/2031	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	986	2,810
	3/1/2022	3/1/2022	(4)	–	–	–	–	439	1,251	–	–
	7/3/2023	6/12/2024	(5)	–	–	–	–	–	–	–	–
	6/14/2024	6/12/2024	(4)	–	–	–	–	32,500	92,625	–	–
(1)

Amounts are calculated based on multiplying the number of shares underlying the RSUs and PSUs shown in the table by the per share closing price of our Class A Common Stock on December 31, 2024, which was $2.85.

(2)	These options were granted under the OfferPad 2016 Stock Option and Grant Plan (the “2016 Plan”) and were fully vested and exercisable as of December 31, 2024.

(3)

Amounts reflect the number of PSUs subject to the 2022 PSU Awards eligible to performance vest based on the attainment of applicable performance targets; the PSUs were granted under our 2021 Plan. Each of the PSUs subject to the 2022 PSU Awards will vest based on both (i) the achievement of pre-determined price per share goals over the 2022 PSU Performance Period; and (ii) the applicable executive’s continued employment or service through the end of the 2022 PSU Performance Period. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below. The amounts reported assume achievement of threshold performance goals.

(4)

These RSUs were granted under our 2021 Plan. Each of these RSU awards vests with respect to one-third of the RSUs on each of the first three anniversaries of the applicable vesting commencement date, subject to the applicable executive’s continued employment through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(5)

Represents the LTIP Awards granted under our 2021 Plan. All or a portion of the LTIP Award may become earned based on the price of the Company’s Class A Common Stock at the end of the LTIP Award Performance Period as compared with applicable Price Per Share

36	Offerpad Solutions Inc. Special Meeting Proxy Statement

Goals. Any earned shares subject to the LTIP Awards will vest (i) with respect to 50% of the number of earned shares on June 12, 2027, and (ii) with respect to the remaining 50% of the number of earned shares on June 12, 2028, in each case, subject to the executive’s continued service through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below. Based on the price of the Company’s Class A Common Stock during 2024, none of the Price Per Share Goals would have been exceeded had the LTIP Award Performance Period completed as of fiscal-year end, and as a result, no amounts are reported in these rows.

(6)

These RSUs were granted under our 2021 Plan. This RSU award vests with respect to 50% of the RSUs on each of the second and third anniversaries of June 5, 2024, subject to Mr. Knag’s continued employment or service through the applicable vesting date.

(7)

This option was granted under the 2016 Plan and vests and becomes exercisable over a four-year period, subject to Mr. Grout’s continued employment with the Company or its affiliates through the applicable vesting date, as follows: (i) 25% of the shares underlying the option on the first annual anniversary of the vesting commencement date and (ii) 75% of the shares underlying the option in 12 substantially equal installments on each quarterly anniversary of the vesting commencement date thereafter. In addition, upon the occurrence of a “sale event” (as defined in the 2016 Plan), the option will accelerate and become fully vested and exercisable.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024

The following table sets forth certain information concerning options exercised and stock awards vested for our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian Bair	–	–	8,271	29,693
Peter Knag	–	–	–	–
Benjamin Aronovitch	–	–	1,447	12,661
James Grout	–	–	438	3,833

(1)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Employment Agreements

As noted above, during 2024, we were party to employment agreements with each of our NEOs, other than Mr. Grout. The employment agreements provide severance benefits and payments to certain of our NEOs upon qualifying terminations of their employment, including in connection with a “change in control,” as summarized below.

Brian Bair

Under Mr. Bair’s employment agreement, on a termination of Mr. Bair’s employment by the Company without “cause” or by Mr. Bair for “good reason” (each, as defined in the employment agreement), Mr. Bair is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to 1.0 multiplied by Mr. Bair’s then-current base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control (as defined in the 2021 Plan) is consummated (a “CIC Termination”), an amount equal to 1.5 multiplied by the sum of Mr. Bair’s then-current base salary and target bonus, generally payable in installments over 18 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of Mr. Bair’s annual bonus that would have otherwise been earned by Mr. Bair for the year in which the termination occurs (determined in accordance with the employment agreement and pro-rated based on the number of days Mr. Bair was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months (or, if such termination is a CIC Termination, 18 months) following the date of termination; and

Offerpad Solutions Inc. Special Meeting Proxy Statement	37

(iv)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination, and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

Mr. Bair’s eligibility to receive such severance payments and benefits upon a qualifying termination of his employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants described above under the section entitled “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

In addition, Mr. Bair’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Bair will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

Peter Knag; Benjamin Aronovitch

Under the employment agreements with Messrs. Knag and Aronovitch, on a termination of the employment of Messrs. Knag or Aronovitch by the Company without “cause”, by the executive for “good reason” (each, as defined in the applicable employment agreement) or by reason of a non-renewal of the term by the Company, the executive is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to the executive’s then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination is a CIC Termination, an amount equal to the sum of the executive’s then-current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of the executive’s annual bonus that would have otherwise been earned by the executive for the year in which the termination occurs (determined in accordance with the applicable employment agreement and pro-rated based on the number of days the executive was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months following the date of termination; and

(iv)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of the executive to receive such severance payments and benefits upon a qualifying termination of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants described above under “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

In addition, under Mr. Aronovitch’s employment agreement, the options granted to Mr. Aronovitch (i) will accelerate and become fully vested and exercisable upon a “sale event” of the Company (as defined in the 2016 Plan) and (ii) may be exercised for a period of up to one year following a termination of service with the Company for any reason. Additional information on Mr. Aronovitch’s outstanding option awards can be found under the section titled “Outstanding Equity Awards at Fiscal Year-End Table” above.

Further, the employment agreements with Messrs. Knag and Aronovitch include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

38	Offerpad Solutions Inc. Special Meeting Proxy Statement

Severance Policy

Mr. Grout is a participant in our severance policy, which provides that he is eligible to receive the following severance payments and benefits in connection with a termination of employment by the Company without cause:

●	An aggregate amount equal to 12 weeks’ base salary, plus two weeks’ base salary for every completed year of service (but not to exceed 20 weeks’ base salary total).

●	Company-subsidized contributed healthcare coverage for one month.

The eligibility of Mr. Grout to receive such severance payments and benefits upon a qualifying termination of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

One-time Retention Bonuses

During 2023, we granted Mr. Aronovitch a cash retention bonus of $300,000, which would have been paid to him if he remained employed through June 12, 2025. If Mr. Aronovitch’s employment has been terminated by the Company without “cause” or by Mr. Aronovitch for “good reason” (each, as defined in Mr. Aronovitch’s employment agreement with the Company) prior to June 12, 2025 and within three months prior to or one year following a Change in Control, subject to Mr. Aronovitch’s timely execution and non-revocation of a release of claims in favor of the Company, then the Company would have paid the retention bonus to Mr. Aronovitch within 30 days following the date of such termination.

With respect to the Second Grout Retention Bonus, if Mr. Grout’s employment is terminated by the Company without “cause” (as defined in Mr. Grout’s LTIP Award agreement with the Company) prior to the Grout Retention Date and within three months prior to or one year following a Change in Control, subject to Mr. Grout’s timely execution and non-revocation of a release of claims in favor of the Company, the Company will pay the Second Grout Retention Bonus to Mr. Grout within 60 days following the later of the termination date and the consummation of the Change in Control.

LTIP Awards

Under the award agreements governing the LTIP Awards, upon a Change in Control that is not a Non-Transactional Change in Control (each, as defined in the applicable LTIP Award agreement), the LTIP Award will become an Earned LTIP Award based on the CIC Price. To the extent the LTIP Award is assumed by the acquiror in connection with the Change in Control, any portion of the LTIP Award that has become an Earned LTIP Award will convert into a time-vesting award (an “Earned CIC LTIP Award”) that, following the Change in Control, will remain outstanding and eligible to vest (i) with respect to 50% of the Earned CIC LTIP Award on June 12, 2027, and (ii) with respect to the remaining 50% of the Earned CIC LTIP Award on June 12, 2028, subject to the executive’s continued service through the applicable vesting date. To the extent the LTIP Award is not so assumed, 100% of any portion of the LTIP Award that has become an Earned LTIP Award will vest as of immediately prior to the Change in Control. Any portion of the LTIP Award that has not become an Earned LTIP Award as of the Change in Control will be forfeited and terminated.

In addition, if (i) with respect to Messrs. Bair, Knag and Aronovitch, the executive’s employment or service is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable executive’s employment agreement with the Company), or (ii) with respect to Mr. Grout, the executive’s employment or service is terminated by the Company without “cause” (as defined in Mr. Grout’s LTIP Award agreement) within three months prior to, on or following a Change in Control, then, in either case, subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company:

(i)

If such termination occurs following the last day of the LTIP Award Performance Period or a Change in Control, any then-outstanding portion of the Earned LTIP Award or Earned CIC LTIP Award (as applicable) will vest on an accelerated basis as of the termination date.

(ii)

If such termination occurs within the three months prior to a Change in Control, the award will remain outstanding and eligible to become an Earned CIC LTIP Award during such three-month period, and the Earned CIC LTIP Award will vest on the date of such Change in Control.

Offerpad Solutions Inc. Special Meeting Proxy Statement	39

(iii)

If an executive experiences a termination of service for any reason other than as described above, any portion of the award that has not become vested on or prior to the date of such termination (including any Earned LTIP Award) automatically will be forfeited and terminated as of the termination date without consideration.

2022 PSU Awards

Under the award agreements governing the 2022 PSU Awards, upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the applicable award agreement), a number of the target number of PSUs subject to each 2022 PSU award (“Target PSUs”) will become “earned” based on the greater of (i) the CIC Price and (ii) greatest Average Price Per Share Goal (as defined in the applicable award agreement) attained prior to the Change in Control. We refer to these as the “Earned CIC PSUs”. However, if the CIC Price is less than $10.00 per share, no more than 100% of the Target PSUs will be become Earned CIC PSUs. To the extent a 2022 PSU Award is assumed by the acquiror in connection with the Change in Control, any Earned CIC PSUs will convert into a time-vesting award that, following the Change in Control, will remain outstanding and eligible to vest on the last day of the 2022 PSU Performance Period, subject to the applicable executive’s continued employment or service through such date. To the extent the 2022 PSU Award is not so assumed, 100% of any Earned CIC PSUs will vest as of immediately prior to the Change in Control. Any PSUs that do not become Earned CIC PSUs as of the Change in Control will be forfeited and terminated.

With respect to the 2022 PSU Awards granted to the NEOs, on a termination of the executive’s employment or service by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable executive’s employment agreement) within three months prior to, on or following a Change in Control, then:

●

If such termination occurs within three months prior to a Change in Control (other than a Non-Transactional Change in Control), then, during such three-month period, the PSU award will remain outstanding and eligible to vest in connection with such Change in Control, as described above.

●	If such termination occurs on or following a Change in Control (other than a Non-Transactional Change in Control), any Earned CIC PSUs as of such termination will fully vest on an accelerated basis.

●

If such termination occurs on or after a Non-Transactional Change in Control, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained prior to the date of termination, will fully vest on an accelerated basis.

If the executive’s employment or service terminates without “cause” or for “good reason” and a Change in Control does not occur within three months following such termination, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained as of the three-month anniversary of the date of termination will fully vest on an accelerated basis in an amount equal to the lesser of (x) such number of earned PSUs and (y) the number of Target PSUs; any such earned PSUs that do not fully vest in accordance with the foregoing shall remain outstanding and eligible to vest on the on last day of the 2022 PSU Performance Period, subject to the attainment of the Minimum Share Price Goal (as defined in the applicable award agreement).

If an executive experiences a termination of employment or service for any reason other than due to a qualifying termination as described above, all PSUs subject to the award that are not then-vested in full (including any earned PSUs) automatically will be forfeited and terminated as of the date of termination without consideration.

Under the respective award agreements, each award is subject to forfeiture upon a breach of any restrictive covenants applicable to the executive, including, for Mr. Bair, those set forth in his employment agreement (as described above under “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”).

40	Offerpad Solutions Inc. Special Meeting Proxy Statement

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a “change in control”, in any case, occurring on December 31, 2024. However, consistent with SEC rules, for Mr. Aronovitch we are only required to disclose any amounts that he actually received in connection with his separation from the Company on March 1, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees.

Name	Payment or Benefit	Termination Without Cause, for Good Reason or due to Non-Renewal (no Change in Control) ($)(1)	Change in Control (no Termination) ($)(2)	Termination Without Cause, for Good Reason or due to Non-Renewal in Connection with a Change in Control ($)
Brian Bair	Cash	650,000	–	1,950,000
	Equity Acceleration(3)	–	–	–
	Continued Healthcare	21,796	–	32,694
	Total(4)	671,796	–	1,982,694
Peter Knag	Cash	500,000	–	939,549
	Equity Acceleration(3)	–	–	413,250
	Continued Healthcare	31,995	–	31,995
	Total(4)	531,995	–	1,384,794
Benjamin Aronovitch	Cash	–	–	–
	Equity Acceleration(3)	–	–	–
	Continued Healthcare	–	–	–
	Total(4)	–	–	–
James Grout	Cash	125,000	–	235,000
	Equity Acceleration(3)	–	–	93,876
	Continued Healthcare	560	–	560
	Total(4)	125,560	–	329,436

(1)

Amounts reflect the payments that would be made to Messrs. Bair or Knag on a termination of employment by the Company without “cause,” by the executive for “good reason” (each, as defined in the applicable employment agreement) or due to the Company’s non-renewal of the employment term. With respect to Mr. Grout, amounts reflect the payments that would be made to him on a termination of employment by the Company without “cause”.

(2)	With respect to options, RSU awards, 2022 PSU Awards and LTIP Awards, amounts assume the awards are assumed or substituted in connection with the Change in Control.

(3)

Amounts reflected (if any) were calculated by (i) multiplying the number of accelerated shares of common stock underlying the award by $2.85, the closing trading price of our Class A Common Stock on December 31, 2024 and (ii) for the option awards, subtracting the exercise price for the options. With respect to options with an exercise price greater than $2.85 (the closing trading price of our Class A Common Stock on December 31, 2024), no value has been included in the table above.

(4)

Amounts shown for each NEO are the maximum potential payment the NEO would have received as of December 31, 2024. Amounts of any reduction pursuant to a 280G best pay provision, if any, would be calculated upon actual termination of employment.

Offerpad Solutions Inc. Special Meeting Proxy Statement	41

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) (thousands) ($)	Adjusted Net Income (thousands) ($)(4)

2024	1,060,725	(757,931)	1,001,231	606,952	2.16	103.85	(62,159)	(53,437)

2023	1,775,885	2,244,387	956,946	415,663	7.77	92.30	(117,218)	(108,411)

2022	7,830,078	990,131	1,356,913	(5,286,494)	5.23	68.36	(148,613)	(138,925)

2021	783,689	15,051,082	652,061	5,856,732	72.72	98.95	6,460	10,233
(1)

Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Brian Bair	Peter Knag, Benjamin Aronovitch and James Grout
2023	Brian Bair	Michael Burnett, Jawad Ahsan, Benjamin Aronovitch and James Grout
2022	Brian Bair	Michael Burnett, Benjamin Aronovitch and Stephen Johnson
2021	Brian Bair	Michael Burnett, Benjamin Aronovitch and Stephen Johnson

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for 2024, as adjusted as follows:

	2024
Adjustments	PEO ($)	Average Non-PEO NEOs ($)

Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table for 2024	(407,600)	(504,812)

Increase based on ASC Topic 718 Fair Value of Awards Granted during 2024 that Remain Unvested as of 2024 FY End, determined as of 2024 FY End	–	335,702

Increase based on ASC Topic 718 Fair Value of Awards Granted during 2024 that Vested during 2024, determined as of Vesting Date	–	–

Increase for Awards Granted during Prior FY that were Outstanding and Unvested as of 2024 FY End, determined based on change in ASC Topic 718 Fair Value from Prior FY End to 2024 FY End	(1,355,971)	(204,554)

Increase for Awards Granted during Prior FY that Vested During 2024, determined based on change in ASC Topic 718 Fair Value from Prior FY End to Vesting Date	(55,085)	(20,615)

Deduction of ASC Topic 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2024, determined as of Prior FY End	–	–

Increase based on Dividends or Other Earnings Paid during 2024 prior to Vesting Date	–	–

Increase based on Incremental Fair Value of Options/SARs Modified during 2024	–	–

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for 2024	–	–

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	–	–

TOTAL ADJUSTMENTS	(1,818,656)	(394,279)

(2)

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for market-based awards, the fair value calculated by a

42	Offerpad Solutions Inc. Special Meeting Proxy Statement

Monte Carlo simulation model as of the applicable year-end date(s), which utilizes multiple input variables to estimate the probability of satisfying the market condition established for the award, including the expected volatility of our stock price based on the historical volatility of our stock price, a risk-free interest rate using the rate of return on U.S. treasury notes equal to the remaining contractual term of the award, and an expected dividend yield of 0% and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using updated assumptions as of the revaluation date. We provide information regarding the assumptions used to calculate the valuation of the award in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 25, 2025.

(3)

For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NASDAQ Real Estate and Other Financial Services Index (the “Peer Group”), through December 31, 2021, 2022, 2023 and 2024, assuming a $100 investment on September 1, 2021.

(4)

Adjusted Net Income is a non-U.S. generally accepted accounting principle financial measure, which our management team uses to assess our underlying financial performance. For additional information regarding how Adjusted Net Income is calculated, please see the section titled “Annual Incentive Program” in the CD&A above.

NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted Net Income, in each case, for the fiscal years ended December 31, 2021, 2022, 2023 and 2024.

TSR amounts reported in the graphs assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
($10,000,000)
Compensation Actually Paid
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Total Shareholder Return
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

Offerpad Solutions Inc. Special Meeting Proxy Statement	43

Compensation Actually Paid versus Net Income (Loss)
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
($10,000,000)
Compensation Actually Paid
$25,000,000
$0
($25,000,000)
($50,000,000)
($75,000,000)
($100,000,000)
($125,000,000)
($150,000,000)
($175,000,000)
Net Income (Loss)
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Net Income (Loss)

Compensation Actually Paid versus Adjusted Net Income (Loss)
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
($10,000,000)
Adjusted Net Income (Loss)
$20,000,000
$0
($20,000,000)
($40,000,000)
($60,000,000)
($80,000,000)
($100,000,000)
($120,000,000)
($140,000,000)
($160,000,000)
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Adjusted Net Income (Loss)

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

•	Adjusted Net Income; and

•	Stock price.

For additional details regarding our most important financial performance measures, please see the section entitled “Annual Incentive Program” in the CD&A above.

44	Offerpad Solutions Inc. Special Meeting Proxy Statement

DIRECTOR COMPENSATION

2024 Director Compensation Program

We maintain a non-employee director compensation program (the “Director Compensation Program”), which provides for annual cash retainer fees and long-term equity awards for each of our non-employee directors, other than Roberto Sella (each, an “Eligible Director”). The Director Compensation Program consists of the following components:

Cash Compensation:

●	Annual Retainer: $50,000

●	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Compensation: $20,000

•	Nominating and Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $10,000

•	Nominating and Governance: $5,000

●	Lead Independent Director: $25,000

The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

Equity Compensation:

●

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board will be granted, automatically on the date on which such Eligible Director is appointed or elected to serve on the Board, an award of RSUs with an aggregate value of $300,000 (the “Initial Grant”). Each Initial Grant will vest with respect to one-third of the RSUs on each of the first three anniversaries of the grant date, subject to continued service.

●

Annual Grant: An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders automatically will be granted, on the date of such annual meeting, an award of RSUs with an aggregate value equal to 0.0125% of the aggregate number of shares of our Class A Common Stock outstanding on the date of the annual meeting of stockholders (the “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

●	Award Terms:

The number of RSUs subject to an Initial Grant will be determined by dividing the value of the award by the average closing price of the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date.

In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Offerpad Solutions Inc. Special Meeting Proxy Statement	45

Director Deferred Compensation Plan

We also maintain the Offerpad Solutions Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”), which permits our non-employee directors to (i) receive all or a portion of their annual cash retainers (including any cash retainers for service on a committee) earned under the Director Compensation Program in the form of fully vested RSUs and (ii) defer the settlement of all or a portion of any RSU awards granted under the Director Compensation Program.

With respect to 2024, Messrs. DeGiorgio, O’Hara, and Klabin and Ms. Palmer each elected to defer 100% of their annual cash retainers and RSU awards earned or granted under the Director Compensation Program. Ms. Curnutte elected to defer 100% of her RSU awards earned or granted under the Director Compensation Program in 2024.

Additionally, during 2024, each of Messrs. DeGiorgio, O’Hara, and Klabin and Ms. Palmer held fully vested RSU awards for which the settlement was deferred under the Director Compensation Program. In connection with his departure from the Board in June 2024, all of the compensation earned by Mr. Klabin that was deferred under the Director Compensation Program was settled in full.

2025 Director Compensation Program

On June 4, 2025, we approved an Amended and Restated Director Compensation Program (the “A&R Director Compensation Program”) to be effective as of January 1, 2025. The A&R Director Compensation Program makes the following material changes to the Director Compensation Program for all Eligible Directors:

●	Annual Retainer: $75,000

●	Initial Grant: $150,000

In addition, the Board approved a one-time waiver of the 2025 Annual Grants to our Eligible Directors; accordingly, our Eligible Directors did not receive an Annual Grant at our 2025 Annual Meeting held on June 5, 2025.

Director Compensation Table

The following table sets forth compensation paid to or earned by our non-employee directors during the year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Katie Curnutte	65,738	66,532	132,270
Kenneth DeGiorgio	95,000(3)	66,532	161,532
Alexander Klabin(4)	30,000(3)	–	30,000
Ryan O’Hara	80,738(3)	66,532	147,270
Sheryl Palmer	75,000(3)	66,532	141,532
Roberto Sella	–	–	–

(1)

Brian Bair, our Chief Executive Officer, did not receive any compensation for his services as a member of our Board in 2024; the compensation paid to Mr. Bair for the services he provided to our Company during 2024 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

(2)

Amounts reflect the full grant-date fair value of RSU awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all such awards made to our directors in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 25, 2025.

(3)

Amounts include the full value of the named individual’s annual cash retainer (including any cash retainers for service on a committee), including any portion thereof that was paid in the form of fully vested RSUs, pursuant to the named individual’s election under the Deferred Compensation Plan. The number of RSUs granted is determined by dividing the value of the aggregate amount of cash fees earned by the closing price of the Company’s Class A Common Stock on the applicable date the cash fees would have otherwise been paid.

(4)	Mr. Klabin left our Board in June 2024; therefore, the cash compensation payable to him is pro-rated for his partial year of service.

46	Offerpad Solutions Inc. Special Meeting Proxy Statement

The following table shows the aggregate numbers of unvested outstanding RSU awards held as of December 31, 2024 by each non-employee director.

Name	RSU Awards Outstanding at 2024 Fiscal Year End (#)
Katie Curnutte	13,333
Kenneth DeGiorgio	13,333
Alexander Klabin	–(1)
Ryan O’Hara	13,333
Sheryl Palmer	13,333
Roberto Sella	–

(1)	In connection with his departure from the Board in June 2024, Mr. Klabin forfeited any unvested RSUs held by him.

Offerpad Solutions Inc. Special Meeting Proxy Statement	47

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.

The annual total compensation for 2024 for our Chief Executive Officer was $1,060,725, as reported in the Summary Compensation Table. The annual total compensation for 2024 for our median employee, identified as discussed below, was $76,151, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 14 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We chose December 31, 2024 as the date for establishing the employee population used in identifying the median employee and used calendar year 2024 as the measurement period. We identified the median employee using the consistently applied compensation measure of wages and other compensation as reported in Box 1 on Form W-2 for each employee employed as of December 31, 2024 (other than our Chief Executive Officer). We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 200 individuals.

The annual total compensation of the median employee and the annual total compensation of the Chief Executive Officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect that the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Katie Curnutte, Kenneth DeGiorgio, Alexander Klabin and Ryan O’Hara served as members of our Compensation Committee during the year ended December 31, 2024. None of the members of our Compensation Committee have at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the section titled “Certain Relationships and Related Party Transactions” in our DEF 14A filed with the SEC on April 24, 2025.

48	Offerpad Solutions Inc. Special Meeting Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the beneficial ownership of Offerpad’s Class A Common Stock as of June 17, 2025 by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Offerpad’s Class A Common Stock;

●	each of Offerpad’s current named executive officers and directors; and

●	all current executive officers and directors of Offerpad as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 27,710,358 shares of Class A Common Stock outstanding as of June 17, 2025. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A Common Stock, as a single class, as of June 17, 2025. The holders of our Class A Common Stock are entitled to one vote per share. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 17, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, Offerpad believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Class A Common Stock	Percentage of Total Voting Power

Name and Address of Beneficial Owner(1)

5% or Greater Stockholders

Entities affiliated with LL Capital Partners I, L.P. and Roberto Sella(2)	9,822,214	35.4%

First American Financial Corporation(3)	5,119,314	18.5%

Kemnay Advisory Services Inc.(4)	1,379,508	5.0%

Named Executive Officers and Directors

Brian Bair(5)	1,303,614	4.7%

James Grout(6)	27,690	*

Benjamin Aronovitch(7)	72,816	*

Peter Knag	9,289	*

Adam Martinez(8)	37,014	*

Donna Corley(9)	1,000	*

Katie Curnutte(9)	7,955	*

Kenneth DeGiorgio(9)	62,200	*

Ryan O’Hara(9)	666	*

Roberto Sella(9)	9,822,214	35.4%

All directors and executive officers as a group (8 individuals)	11,243,952	40.6%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 433 S. Farmer Avenue, Suite 500, Tempe, AZ 85281.

(2)

Based on a Schedule 13D/A filed with the SEC on April 5, 2023 and other information known to the Company. Consists of (i) 6,179,018 shares of Class A Common Stock and 504,313 shares of Class A Common Stock held respectively by LL Capital Partners I, L.P. and by

Offerpad Solutions Inc. Special Meeting Proxy Statement	49

SIF V, LLC, and (ii) 3,138,883 shares of Class A Common Stock held directly by Roberto Sella. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the general partner of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella is the sole manager of SIF V, LLC and LLCP II GP, LLC. As the sole manager of SIF V, LLC and LLCP II GP, LLC, Roberto Sella may be deemed to have voting and dispositive power for the shares noted herein held by LL Capital Partners I, L.P. and SIF V, LLC. Each of LL Capital Partners I, L.P., SIF V, LLC and Roberto Sella separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o LL Funds, LLC, 2400 Market Street Philadelphia, PA 19103.

(3)

Based on a Schedule 13D/A filed with the SEC on March 30, 2023 and other information known to the Company. Consists of 5,119,314 shares of Class A Common Stock, held of record by First American Financial Corporation (“First American”). The management of First American exercises voting and dispositive power with respect to these securities. The board of directors of First American is responsible for appointing all of the members of management, and no member of the board of directors of First American is deemed to beneficially own the shares of Class A Common Stock held by First American. The address for First American Financial Corporation is 1 First American Way, Santa Ana, CA 97207.

(4)

Based on a Schedule 13G filed with the SEC on May 22, 2023 and other information known to the Company. Consists of 1,379,508 shares over which Kemnay Advisory Services Inc. holds sole voting and dispositive power. The address for Kemnay Advisory Services Inc. is 45 Rockefeller Plaza, Suite 2100, New York, NY 10111.

(5)

Consists of (i) 854,404 shares of Class A Common Stock held directly, (ii) 197,298 shares of Class A Common Stock held by the BBAB 2021 Irrevocable Trust, (iii) 59,534 shares of Class A Common Stock held by The BBAB Living Trust, and (iv) 192,378 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 17, 2025.

(6)

Consists of (i) 7,930 shares of Class A Common Stock and (ii) 19,760 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 17, 2025.

(7)	Consists of 72,816 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 17, 2025.

(8)

Consists of (i) 6,884 shares of Class A Common Stock and (ii) 30,130 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of June 17, 2025.

(9)

Does not include 27,640 shares of Class A Common Stock for Ms. Curnutte, 77,390 shares of Class A Common Stock for Mr. DiGiorgio, and 69,650 shares of Class A Common Stock for Mr. O’Hara, associated with RSUs that have vested or will vest within 60 days of June 17, 2025, but have not yet been settled in shares of our Class A Common Stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan.

50	Offerpad Solutions Inc. Special Meeting Proxy Statement

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices in writing not later than December 25, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than February 5, 2026 and no later than March 7, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 5, 2026, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Pursuant to our Amended and Restated Bylaws, no business may be transacted at the Special Meeting other than the business specified in this Notice of Special Meeting of Stockholders.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Special Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the security holdings of our directors and officers is based upon information received from the individual directors and officers.

Offerpad Solutions Inc. Special Meeting Proxy Statement	51

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Adam Martinez

Chief Legal Officer and Secretary

Tempe, Arizona

June 27, 2025

A-52	Offerpad Solutions Inc. Special Meeting Proxy Statement

APPENDIX A

AMENDMENT TO

THE OFFERPAD SOLUTIONS INC. 2021 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE OFFERPAD SOLUTIONS INC. 2021 INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by Offerpad Solutions Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Offerpad Solutions Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has delegated authority to its Compensation Committee to serve as the “Administrator” of the Plan (as defined in and within the meaning of the Plan) and, pursuant to Section 3.2 of the Plan, the Board may re-vest in itself the authority to serve as the Administrator of the Plan at any time;

WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Administrator at any time, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, effective as of June 17, 2025 (the “Amendment Effective Date”), subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, effective as of the Amendment Effective Date, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.	Section 10.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, and to the fullest extent permitted by Applicable Laws and the Company’s certificate of incorporation and bylaws, (a) no individual acting as a director, officer, other employee or agent of the Company or a Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.”

2.	Section 10.15 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.”

Offerpad Solutions Inc. Special Meeting Proxy Statement	A-53

3.	Section 11.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.2 “Applicable Laws” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.”

4.	Section 11.28 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.28 “Overall Share Limit” means the sum of (a) 5,340,535 Shares, and (b) an annual increase on the first day of each calendar year beginning on and including January 1, 2026 and ending on and including January 1, 2031 equal to the lesser of (i) a number of Shares such that the aggregate number of Shares available for grant under the Plan immediately following such increase shall be equal to 5% of the number of Fully-Diluted Shares on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.”

5.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve months of the date hereof. Awards may be granted or awarded out of the increase to the Overall Share Limit pursuant to this Amendment prior to such stockholder approval; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when this Amendment is approved by the Company’s stockholders; and provided, further, in the event the stockholders of the Company do not approve this Amendment within twelve months of the date hereof, all Awards previously granted or awarded out of the increase to the Overall Share Limit pursuant to this Amendment shall thereupon be cancelled and shall become null and void, and the Plan, as in effect prior to the adoption of this Amendment, and all Awards thereunder, shall continue in full force and effect in accordance with their terms.

6.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Offerpad Solutions Inc. on June 17, 2025 and was approved by the stockholders of Offerpad Solutions Inc. on [     ], 2025.

Offerpad Solutions Inc.

By:

Adam Martinez

Chief Legal Officer

Date:

Offerpad
Offerpad Solutions Inc. || 433 S Farmer Ave. Suite 500 • Tempe, AZ 85281 || offerpad.com

OFFERPAD SOLUTIONS INC. (OPAD) 433 S. FARMER AVENUE, SUITE 500 TEMPE, ARIZONA 85281 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OPAD2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 29, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76332-S16870 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OFFERPAD SOLUTIONS INC. (OPAD) The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain 1. Approval of an amendment to the Company’s 2021 Incentive Award Plan to, among other things, increase the number of shares of Class A Common Stock available for issuance thereunder. 2. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V76333-S16870 OFFERPAD SOLUTIONS INC. (OPAD) Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Stockholders July 30, 2025, 9:00 a.m. PT The undersigned stockholder(s) hereby appoint(s) Brian Bair and Adam Martinez and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of Class A common stock of Offerpad Solutions Inc. (OPAD) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. PT on July 30, 2025, at www.virtualshareholdermeeting.com/OPAD2025SM, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) on any matter that the Board of Directors did not know would be presented at the Special Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (y) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side